UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report
November 21, 2008
Date of Earliest Event Reported (November 18, 2008)

SYNCORA HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32950	Not Applicable
(Jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

Cannon’s Court
22 Victoria Street
Hamilton, Bermuda HM12
(Address of principal executive
offices, including zip code)

(441) 279-7450
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     The information described below in Item 8.01 is incorporated herein by reference.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of
Certain Officers.

     The information described below in Item 8.01 is incorporated herein by reference.

Item 8.01    Other Events.

     On November 18, 2008, a Deed of Trust (“Trust Deed”) by Syncora Private Trust Company Limited (the “Trustee”) established the CCRA Purpose Trust (the “Trust”) and the 30,069,049 shares of Syncora Holdings Ltd. (the “Company”) that were held by XL Capital Ltd. (the “Shares”) were transferred from an escrow account to the Trust, in connection with the Master Commutation Release and Restructuring Agreement, dated July 28, 2008, as amended (the “Master Transaction Agreement”), by and among the Company, several of its wholly-owned subsidiaries and affiliates, including Syncora Guarantee Inc. (“Syncora Guarantee”), XL Capital Ltd. and certain of its affiliates and certain financial institutions that are counterparties to credit default swap and financial guarantee contracts with Syncora Guarantee and that may, from time to time, be parties to the Master Transaction Agreement (the “Financial Counterparties”). The Shares are being held in the Trust for the benefit of Syncora Guarantee until such time as an agreement between Syncora Guarantee and the Financial Counterparties is reached and thereafter the Shares will be held for the benefit of the Financial Counterparties or as otherwise provided in such agreement.

      On November 18, 2008, Syncora Guarantee also entered into a Deed of Covenant and Indemnity (the “Indemnity Deed”) in favor of the Trustee, whereby it has agreed to pay the Trustee fees and established an indemnity fund to be used if (a) the aforementioned fees are not paid, (b) legal fees and expenses are not reimbursed and (c) certain liabilities incurred by the Trustee in accordance with the Trust Deed are not indemnified.

      Also, on November 18, 2008, the Trustee and the Company entered into a shareholder agreement (the “Shareholder Agreement”) and a registration rights agreement (the “Registration Rights Agreement”). Under the Shareholder Agreement, the Trustee will have a number of rights including the right to vote the Shares and to nominate to the Company’s Board of Directors (the “Board”) and to the board of directors of its material subsidiaries, including Syncora Guarantee, such number of directors as would equal one nominee less than a majority (if the board of directors consists of nine or fewer Directors) or two nominees less than a majority (if the board of directors consists of ten or more Directors). The Registration Rights Agreement provides for demand registration rights, a shelf registration if the Company is so eligible and piggyback registration rights with respect to the Shares.

      In accordance with the Shareholder Agreement, the Trust nominated and the Company (with the agreement of the Financial Counterparties) appointed Duncan P. Hennes, Edward J. Muhl, Thomas S. Norsworthy and Robert J. White to the Company’s Board of Directors, and to the Board of Directors of Syncora Guarantee, effective November 19, 2008.

      Messrs. Hennes and Muhl were appointed Class I Directors of the Company whose terms expire in 2010 and were nominated to serve on the Finance and Risk Oversight Committee. Mr. Norsworthy was appointed a Class II Director of the Company whose term expires in 2011 and was nominated to serve on the Compensation Committee. Mr. White was appointed a Class III Director of the Company whose term expires in 2009 and was nominated to serve on the Audit Committee.

      There are no arrangements or understandings between any of Messrs. Hennes, Muhl, Norsworthy and White and other persons pursuant which such newly appointed Director was selected as a Director. There have been no past or proposed transactions in which any of the newly appointed Directors had or will have a direct or indirect material interest.

      During the term of their board service, each of Messrs. Hennes, Muhl, Norsworthy and White will receive the same compensation as is paid to other independent directors of the Company, currently an annual retainer fee of $60,000, an attendance fee per Board meeting of $2,000 and a per Board committee attendance fee of $1,500. In addition, in May of each year, each new director will receive a grant of that number of restricted shares of common stock equal to $10,000, based on the fair market value of the stock on the date of grant. The restricted shares will vest on the first anniversary of the date of grant.

      A press release announcing these appointments is filed as Exhibit 99.1 to this report and incorporated herein by reference.

      Copies of the Trust Deed, the Indemnity Deed, the Shareholder Agreement and the Registration Rights Agreement are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, to this report and are incorporated herein by reference.

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1	Deed of Trust Constituting The CCRA Purpose Trust by Syncora Private Trust Company Limited, dated November 18, 2008.

4.2	Deed of Covenant and Indemnity, dated November 18, 2008, by Syncora Guarantee Inc. in favor of Syncora Private Trust Company Limited.

4.3	Shareholder Agreement, dated November 18, 2008, between Syncora Private Trust Company Limited and Syncora Holdings Ltd.

4.4	Registration Rights Agreement, dated November 18, 2008, between Syncora Private Trust Company Limited and Syncora Holdings Ltd.

99.1	Press Release, “Syncora Holdings Ltd. Announces Four New Appointments To Its Board of Directors,” dated November 20, 2008.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated November 21, 2008

SYNCORA HOLDINGS LTD.

By:	/s/ Susan Comparato
Name: Susan Comparato
Title: Acting Chief Executive
Officer and President, and General
Counsel